Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2013, (except for Note 5, as to which the date is October 25, 2013), with respect to the consolidated financial statements included in this Current Report on Form 8-K of Imperial Holdings, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statement of Imperial Holdings, Inc. on Form S-8 (File No. 333-172113, effective February 8, 2011).

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

November 14, 2013